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                                                                       EXHIBIT 9

                              CAUSE NO. 95-2595-F


 MOORCO INTERNATIONAL INC.,        )      IN THE DISTRICT COURT
  a Delaware corporation,          )
                                   )
             Plaintiff,            )
                                   )      214TH JUDICIAL DISTRICT
  vs.                              )
                                   )
  FMC CORPORATION,                 )
  a Delaware corporation,          )
                                   )
         Defendant.                )      NUECES COUNTY, TEXAS


                                     ORDER

          This 11th day of May, 1995, came on to be heard the Motion of the Defendant FMC CORPORATION that this cause be stayed; and it appearing unto the Court that the Motion is well taken and should be granted, it is therefore ORDERED, ADJUDGED and DECREED that this cause be stayed pending disposition of the suit styled FMC Corporation, et al. v. Moorco International, Inc., et al., Civil Action No. 14285, in the Court of Chancery of the State of Delaware, in and for New Castle County.

          The Court may reconsider this stay if Plaintiff MOORCO INTERNATIONAL, INC. demonstrates to this Court that the substantive law question is substantially different in the State of Delaware, and the way it would be treated in the State of Delaware.



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                SIGNED and ENTERED this 11th day of May, 1995




                                              /s/ Mike Westergren
                                              ----------------------
                                              JUDGE PRESIDING


APPROVED AS TO FORM:


/s/ Joseph D. Cheavens
- -----------------------
Joseph D. Cheavens
BAKER & BOOTS, L.L.P.
901 Louisiana
Houston, Texas  77002
Phone:  713-223-1234
Fax:    713-229-1522

Attorneys for Plaintiff,
Moorco International, Inc.



/s/ James W. Wray, Jr.
- ------------------------
James W. Wray, Jr.
WRAY, WOOLSEY & ANTHONY, L.L.P.
500 W. Water St., Suite 1000N
Corpus Christi, Texas  76471
Phone:  512-886-3200
Fax:    512-886-3299

Attorneys for Defendant,
FMC Corporation